Exhibit (d)(1)(xii)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 5 to the Amended and Restated Investment Management Agreement (“Amendment No. 5”), dated as of July 8, 2004, between EQ Advisors Trust, a Delaware business trust the (“Trust”) and The Equitable Life Assurance Society of the United States, a New York stock life insurance company (“Equitable” or “Manager”).

The Trust and Equitable agree to modify and amend the Amended and Restated Investment Management Agreement dated as of May 1, 2000 (“Agreement”) and as amended by Amendment No. 1 dated as of September 1, 2000, Amendment No. 2 dated as of September 1, 2001, Amendment No. 3 dated as of November 22, 2002, and Amendment No. 4 dated as of May 2, 2003 (collectively, the “Amendments”), as follows:

1.	Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

2.	Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

/s/ Steven M. Joenk	/s/ Peter D. Noris
Steven M. Joenk President and Chief Executive Officer	Peter D. Noris Executive Vice President and Chief Investment Officer

APPENDIX A

AMENDMENT NO. 5

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/Alliance Common Stock Portfolio	EQ/Janus Large Cap Growth Portfolio
EQ/Alliance Growth and Income Portfolio	EQ/J.P. Morgan Core Bond Portfolio
EQ/Alliance Intermediate Government	(fka JPM Core Bond Portfolio)
Securities Portfolio	EQ/Lazard Small Cap Value Portfolio
EQ/Alliance International Portfolio	EQ/Marsico Focus Portfolio
EQ/Alliance Premier Growth Portfolio	EQ/Mercury Basic Value Equity Portfolio
EQ/Alliance Quality Bond Portfolio	(fka Merrill Lynch Basic Value Equity Portfolio)
EQ/Alliance Small Cap Growth Portfolio	EQ/Mercury International Value Portfolio
EQ/Bernstein Diversified Value Portfolio	(fka EQ/Putnam International Equity Portfolio)
EQ/Calvert Socially Responsible Portfolio	EQ/MFS Investors Trust Portfolio
EQ/Capital Guardian International Portfolio	(fka MFS Growth with Income Portfolio)
EQ/Capital Guardian Research Portfolio	EQ/MFS Emerging Growth Companies Portfolio
EQ/Capital Guardian U.S. Equity Portfolio	EQ/Money Market Portfolio
EQ/Emerging Markets Equity Portfolio	EQ/Putnam Growth & Income Value Portfolio
EQ/Evergreen Omega Portfolio	EQ/Putnam Voyager Portfolio
(fka Evergreen Portfolio)	(fka EQ/Putnam Growth Investors Portfolio)
EQ/Equity 500 Index Portfolio	EQ/Small Company Index Portfolio
(fka Alliance Equity Index Portfolio)	(fka BT Small Company Index Portfolio)
EQ/FI Mid Cap Portfolio
EQ/FI Small/Mid Cap Value Portfolio (fka Warburg Pincus Small Co. Value Portfolio)

APPENDIX B

AMENDMENT NO. 5

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets) (fee on all assets)

Index Portfolios
EQ/Equity 500 Index	0.250%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)

Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Alliance Intermediate Government Securities	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/Money Market	0.350%	0.325%	0.300%	0.280%	0.270%
EQ/Alliance Quality Bond	0.525%	0.500%	0.475%	0.455%	0.445%
EQ/J.P. Morgan Core Bond	0.450%	0.425%	0.400%	0.380%	0.370%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Alliance Common Stock	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Alliance Growth and Income	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Alliance International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Alliance Premier Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Alliance Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Bernstein Diversified Value	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian International	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian U.S. Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/FI Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/FI Mid Cap	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Janus Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Lazard Small Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Marsico Focus	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Mercury Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mercury International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Emerging Growth Companies	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/MFS Investors Trust	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Emerging Markets Equity	1.150%	1.100%	1.075%	1.050%	1.025%
EQ/Putnam Growth & Income Value	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Putnam Voyager	0.650%	0.600%	0.575%	0.550%	0.525%